AUTOMATIC DATA PROCESSING, INC. 2008 OMNIBUS AWARD PLAN
FORM OF PERFORMANCE STOCK UNIT AWARD AGREEMENT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2008 Omnibus Award Plan (the “Plan”), hereby irrevocably grants you (“Participant”), on [DATE] (the “Grant Date”), a Performance Stock Unit Award (the “Award”) of forfeitable performance stock units of the Company (“PSUs”), each PSU representing the right to receive one share of the Company’s common stock, par value $0.10 per share (“Common Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS, Participant has been selected as a participant in the three-year performance stock unit program of the Company covering the Company’s 20[XX], 20[XX] and 20[XX] fiscal years, as described in the letter previously provided to Participant (the “PSU Award Letter”); and
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to Participant, on the terms and conditions described in this Performance Stock Unit Award Agreement (this “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.

(a)Award. Subject to the other terms and conditions contained in this Agreement, the actual number of PSUs that are earned, if any, pursuant to the terms and conditions of the Award will be determined by the Company (the “Total Award”) and shall be computed in accordance with Section 3 below, as a percentage of the sum of (i) the Target Number of PSUs set forth in the PSU Award Letter (the “Target Award”) plus (ii) any Dividend Equivalent PSUs (as defined below). The Total Award shall be a whole number of PSUs only.

(b)Performance Period; Measurement Period. Subject to the other terms and conditions contained in this Agreement, the performance period for the Award commenced on July 1, 20[XX] and shall terminate on June 30, 20[XX] (the “Performance Period”). During the Performance Period there will be three (3) separate measurement periods (each, a “Measurement Period”) of the Company’s performance based on a financial metric established by the Committee and communicated to the Participant (the “Financial Metric”).

(c)Dividend Equivalents. Until shares of Common Stock are delivered to Participant in respect of the settlement of the Award, at no time shall Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with the Award and Participant shall have no right to dividends in respect of the Award; provided, however, that each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date to the Payout Date (as defined below), Participant shall be credited with an additional number of PSUs (the “Dividend Equivalent PSUs”) equal to (i) the quotient obtained by dividing the amount of such dividend by the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date, multiplied by (ii) the Target Award.

(d)Settlement. For Participants whose home country is the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by causing one share of Common Stock for each PSU in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date to be registered in the name of Participant and held in book-entry form on the Payout Date. For Participants whose home country is not the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by the payment to the Participant in cash (without interest) of an amount equal to the Fair Market Value of the PSUs (the U.S. dollar value of your PSUs will be converted into your local currency using the exchange rate determined by the Company) on the Payout Date, in each case, subject to applicable withholding taxes.

2.	Forfeiture of PSUs.

(a)Termination of Employment Generally. Except as otherwise determined by the Company in its sole discretion or as provided in Section 2(b) or Section 3(d) below, all PSUs and Dividend Equivalent PSUs shall be forfeited without consideration to Participant upon Participant’s termination of employment with the Company or its Affiliates for any reason (and Participant shall forfeit any rights to receive shares of Common Stock or cash in respect of the Award).

(b)Termination due to Death, Disability or Retirement. In the event that after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, Participant’s employment with the Company is terminated due to death, Disability (as defined in the Plan) or retirement (defined for purposes of this Agreement as voluntary termination of employment at or after age 65, or age 55 with 10 years of service with the Company or its Affiliates), Participant shall be entitled to receive a pro-rata portion of the Award determined in accordance with Section 3. For the avoidance of doubt, if a Participant’s employment is terminated prior to June 30, 20[XX] due to death, Disability or retirement, the Award and any rights to receive shares of Common Stock, cash and Dividend Equivalent PSUs with respect thereto, will be forfeited without consideration.

3.	Performance Determinations.

(a)Subject to the other terms and conditions contained in this Agreement, prior to or during each Measurement Period, the Company will adopt a schedule setting forth for such Measurement Period potential ranges of the Company’s Financial Metric (which may be an absolute dollar or other value for such period, or growth percentage relative to a prior period, as the Company may determine). If Participant is employed with the Company or its Affiliates at the completion of the Performance Period, then following completion of the Performance Period the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage.

(b)If Participant’s employment with the Company or its Affiliates has terminated after the first Measurement Period within the Performance Period but prior to the end of the Performance Period due to death or Disability, then as soon as administratively feasible (in the Committee’s sole discretion) following such termination the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs, (ii) the Final Payout Percentage, and (iii) the Pro-Rata Percentage.

(c)If Participant’s employment with the Company and its Affiliates has terminated after the first Measurement Period within the Performance Period but prior to the end of the Performance Period due to retirement, then following completion of the Performance Period the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs, (ii) the Final Payout Percentage, and (iii) the Pro-Rata Percentage.

(d)If Participant’s employment with the Company or its Affiliates (or any successor thereto) is terminated within 24 months following a Change in Control either (x) by the Company or its Affiliates (or any successor thereto) without Cause (as defined in the Company’s Change in Control Severance Plan for Corporate Officers, as amended (the “CIC Plan”)) or (y) by Participant with Good Reason (as defined in the CIC Plan), then as soon as administratively feasible following such termination by the Company or its Affiliates (or any successor thereto), the Company (or any successor thereto) will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage.

(e)If in connection with a Change in Control the successor company, or a parent of the successor company, in the Change in Control does not agree to assume, replace, or substitute the PSUs granted hereunder (as of the consummation of such Change in Control) with PSUs on substantially identical terms, as determined by the Committee, then as of immediately prior to such Change in Control, the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage.

(f)For purposes of this Agreement:

(i)
“Final Payout Percentage” is a number, expressed as a percentage, equal to the sum of each Yearly Performance Percentage during the Performance Period, divided by 3; provided, however, that if the Company’s total shareholder return (“TSR”) for the Performance Period is not positive, then the Final

Payout Percentage shall not exceed 100% (the “TSR Cap”); provided, further, that the TSR Cap shall not apply to any Participant whose employment terminates due to death or Disability prior to completion of the Performance Period or if a Change of Control occurs prior to the completion of the Performance Period.

(ii)	“Payout Date” shall be:

•
September 20[XX] or as soon as administratively feasible (but not later than 60 days) thereafter if Participant remains employed with the Company or its Affiliates until the end of the Performance Period;

•
September 20[XX] or as soon as administratively feasible (but not later than 60 days) thereafter if Participant’s employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period; provided that if Participant subsequently dies or becomes Disabled during the Performance Period, the Payout Date shall be as soon as administratively feasible (but not later than 60 days) after Participant’s death or Disability;

•
as soon as administratively feasible (but not later than 60 days) after termination of employment if Participant’s employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, or if Section 3(d) applies; and

•	immediately prior to the Change in Control if Section 3(e) applies.

(iii)
“Pro-Rata Percentage” is a number, expressed as a percentage, equal to the quotient of (i) the number of completed months from July 1, 20[XX] until the date of Participant’s termination of employment, divided by (ii) 36.

(iv)
“Yearly Performance Percentage” is a number, expressed as a percentage, determined by the Company using straight line interpolation between the low and high of the Financial Metric range (whether a dollar or other value, or a growth percentage) for each Measurement Period, based upon the Company’s actual performance with respect to such Financial Metric for such Measurement Period; provided, that if Participant’s employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to Participant’s termination of employment; provided, further, that if Participant’s employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period and Participant subsequently dies or becomes Disabled prior to completion of the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to Participant’s death or Disability; provided, further, that in the event of a Change in Control, then the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to such Change in Control.

(g)All determinations with respect to the Award or this Agreement by the Company or Committee, including, without limitation, determinations of the Financial Metric amount for any Measurement Period, the Financial Metric growth relative to a prior period, TSR, Yearly Performance Percentage and Pro-Rata Percentage, and timing of settlements, shall be within the Company’s absolute discretion and shall be final, binding and conclusive on Participant.

4.	Restrictive Covenant Agreement; Clawback; Incorporation by Reference.

(a)Restrictive Covenant Agreement. This Award is conditioned upon the Participant’s agreement to the Restrictive Covenant Agreement furnished herewith and which includes, among other provisions, certain non-competition, non-solicitation and non-disclosure covenants. If Participant does not agree (whether electronically or otherwise) to the Restrictive Covenant Agreement within ninety (90) days from the date of this Award, this Award shall be terminable by the Company.

(b)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the PSUs may be forfeited without consideration if Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement (including the Restrictive Covenant Agreement furnished herewith) between Participant and the Company or any Affiliate. If Participant engages in any activity referred to in the preceding sentence, Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the PSUs (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable Payout Date, of the shares of Common Stock or cash delivered to Participant under this Award), and repay such gain to the Company.

(c)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any inconsistency between this Agreement and the terms of the CIC Plan that would otherwise apply to the PSUs herein granted, the terms of this Agreement shall control.

5.
Compliance with Legal Requirements. The granting and delivery of the Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

6.
Transferability. No PSUs may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.

7.	Miscellaneous.

(a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Right to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.

(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, Participant and Participant’s beneficiaries, executors, administrators, heirs and successors.

(e)Entire Agreement. This Agreement, the Plan and the Restrictive Covenant Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, however, that the Participant understands that Participant may have an existing agreement(s) with the Company, through prior awards, acquisition of a prior employer or otherwise, that may include the same or similar covenants as those in Restrictive Covenant Agreement furnished herewith, and acknowledges that the Restrictive Covenant Agreement is meant to supplement any such agreement(s) such that the covenants in the agreements that provide the Company with the greatest protection enforceable under applicable law shall control, and that the parties do not intend to create any ambiguity or conflict through the execution of the Restrictive Covenant Agreement that would release Participant from the obligations Participant has assumed under the restrictive covenants in any of these agreements. No change or modification of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of Participant under the Plan.

(f)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

AUTOMATIC DATA PROCESSING, INC.

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